Exhibit 10.1
CONVERSION AND SUPPORT AGREEMENT
August 10, 2007
PRG-Schultz International, Inc.
600 Galleria Parkway
Atlanta, Georgia 30339
Ladies and Gentlemen:
     This letter is being delivered by the undersigned to PRG-Schultz International, Inc. (the “Company”) in connection with the Company’s efforts to obtain a new credit facility (the “New Credit Facility”), the proceeds of which will be used by the Company to refinance and/or redeem (a) all amounts owed by the Company under that certain Financing Agreement dated as of March 17, 2006 among the Company, its subsidiaries, the lenders party thereto, Ableco Finance LLC, as collateral agent and CIT/Business Group Credit, Inc., as administrative agent (the “Existing Credit Facility”); (b) the Company’s 11% Senior Notes due 2011 (the “Senior Notes”); and (c) to the extent not converted, (i) the Company’s 10% Senior Convertible Notes due 2011 (the “Convertible Notes”) and (ii) the Company’s 9% Senior Series A Convertible Participating Preferred Stock (the “Preferred Stock”). The repayment and redemption of the Existing Credit Facility, the Senior Notes and, to the extent not converted, the Convertible Notes and the Preferred Stock, with the proceeds of the New Credit Facility is hereinafter referred to as the “Refinancing.”
     The undersigned and its affiliated entities identified on Schedule I hereto (the “Affiliates”) are, collectively, the holders of (i) $9,928,693 in aggregate principal amount of the Senior Notes and (ii) $5,235,893 in principal amount of the Convertible Notes.
     The undersigned hereby acknowledges that, upon receipt of a notice of redemption of the Convertible Notes held by the undersigned and its Affiliates, it will be in the best interests of the undersigned, its Affiliates and the Company for the undersigned to convert such Convertible Notes into shares of the Company’s no par value common stock (the “Common Stock”) in accordance with the terms of the Convertible Notes.
     In order to assist the Company in connection with the Refinancing and to enhance the benefits of the New Credit Facility to the Company, which enhanced benefits will inure to the benefit of the undersigned and its Affiliates as holders of the Common Stock of the Company, and for other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, on its behalf and on behalf of its Affiliates, hereby agrees, subject to the conditions contained herein, that it and its Affiliates will, upon receipt of a notice from the Company stating that (i) a credit agreement documenting the New Credit Facility has been executed by both the Company and the lenders named therein and (ii) that a notice of redemption, in full and not in part, has been issued with respect to the Senior Notes, the Convertible Notes and the Preferred Stock, submit a conversion notice or otherwise initiate the process to convert all Convertible Notes held by the undersigned and its Affiliates into shares of Common Stock pursuant to the terms of the Convertible Notes, such that the conversion will occur and be effective prior to the applicable redemption date in accordance with the terms of the

Convertible Notes; provided, however, that, notwithstanding anything to the contrary in this agreement, in no event shall the undersigned or its Affiliates be obligated under the terms of this agreement to convert the Convertible Notes prior to September 2, 2007. Nothing in this agreement shall prohibit the undersigned or its Affiliates from converting the Convertible Notes held by it or its Affiliates at any time prior to the receipt of the notice referenced in this paragraph.
     The undersigned, on its behalf and on behalf of its Affiliates, further agrees that it will not, without the prior written consent of the Company, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any Affiliate or any person in privity with the undersigned or any Affiliate), directly or indirectly, any Convertible Notes held by the undersigned or its Affiliates, or publicly announce an intention to effect any such transaction (unless required by law) until such time as this agreement shall have terminated as provided in the last paragraph hereof; provided, however, that the undersigned and its Affiliates may transfer any such Convertible Notes if the transferee explicitly agrees in writing to the Company to be bound by the terms of this Agreement; and provided, further, that nothing in this agreement shall prohibit the undersigned or its Affiliates from offering, selling, contracting to sell, pledging or otherwise disposing of any shares of Common Stock at any time.
     Any shares of Common Stock issued to the undersigned or its Affiliates upon conversion of the Convertible Notes will not be subject to the restrictions imposed by this Agreement.
     The undersigned, on its behalf and on behalf of its Affiliates, further agrees that, at the request of the Company, the undersigned and its Affiliates, in their capacity as holders of the Senior Notes and/or the Convertible Notes will consent to, vote in favor of or otherwise support:
(A)	An amendment to the indenture governing the Senior Notes to (i) permit the simultaneous redemption of all (but only all) of each of the Senior Notes, the Convertible Notes and the Preferred Stock, (ii) shorten the notice period for redemption of the Senior Notes as set forth therein to not less than 15 days and (iii) waive the provisions of the indenture to the extent such provisions would apply to the entry into by the Company of a Conversion and Support Agreement with Blum Capital Partners and its affiliates (collectively the “Blum Entities”) and proposed amendments to the current Standstill Agreement between the Company and the Blum Entities.
(B)	An amendment to the indenture governing the Convertible Notes to (i) permit the simultaneous redemption of all (but only all) of each of the Senior Notes, the Convertible Notes and the Preferred Stock and (ii) shorten the notice period for redemption of the Convertible Notes as set forth therein to not less than 15 days.
     In connection with the Refinancing, the Company will provide holders of the Convertible Notes and the Preferred Stock notice, by press release or through other means, of its proposed redemption of the Senior Notes, the Convertible Notes and the Preferred Stock in advance of the issuance of the actual redemption notice for such securities in an effort to make such holders aware of the proposed redemption and the proposed time period for the redemption.
     The Company agrees that if it enters into a conversion and support agreement with any other holder of Senior Notes and/or Convertible Notes, which conversion and support agreement provides for a material economic benefit to such holder that is not so provided for in this agreement, the Company will give notice thereof to the undersigned and its Affiliates and they shall be automatically entitled, upon written notice to the Company, to receive the same economic benefit without the execution of any amendment to this agreement.
     Nothing in this agreement, express or implied, is intended to confer upon any person other than the Company, the undersigned and its Affiliates, and their respective successors and assigns, any rights or remedies under or by reason of this agreement.
     This agreement shall terminate on the earlier of (1) the closing of the Refinancing and (2) (a) if the Company is successful in amending the indentures governing the Senior Notes and the Convertible Notes to permit the simultaneous redemption thereof as contemplated above, 100 days from the date of this agreement, or (b) in all other events, 120 days from the date of this agreement. Notwithstanding any in this Agreement to the contrary, if the Company is unable to obtain an executed credit agreement documenting the New Credit Facility on or before September 20, 2007, the undersigned will have the ability to terminate this Agreement upon written notice to the Company.
[Signature page follows]

Yours very truly, Perot Investments, Inc. and Parkcentral Capital Management, L.P., for itself and as representative of the affiliated entities thereto listed on Schedule I to this Agreement
By:	/s/ David Radunsky
	Name:	David Radunsky
	Title:	COO

Agreed and Accepted as of the
10th day of August, 2007:
PRG-SCHULTZ INTERNATIONAL, INC.

By:	/s/ James B. McCurry

James B. McCurry
President, Chief Executive Officer
and Chairman of the Board

SCHEDULE I
[List of Affiliates]
Petrus Securities, L.P.
Parkcentral Global Hub Limited